Exhibit 10.21
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 17th day of June, 1997 by and between ACME TELEVISION HOLDINGS, LLC, a Delaware limited liability company, with offices at 2450 Kiser, Tustin, California 92782 (hereinafter "Company") and TOM ALLEN, residing at 2450 Kiser, Tustin, CA 92782 (hereinafter "Executive").

                              STATEMENT OF PURPOSE

        Executive is one of the Management Members of the Company as that term is defined in the Limited Liability Company Operating Agreement for the Company (the capitalized terms used in this Agreement that are not defined herein are defined in the LLC Agreement). Company wishes to employ Executive, and Executive is willing to undertake such employment on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

        1. EMPLOYMENT. The Company hereby employs Executive as Executive Vice President and Chief Financial Officer to perform such management and executive duties on behalf of the Company as the Chief Executive Officer or Board of Advisors of the Company may from time to time determine.

        2. DUTIES. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, he will devote his full professional time, attention, knowledge and skills faithfully, diligently and to the best of his ability in furtherance of the business of the Company.

        3. TERM. Executive shall be employed for a term of six (6) years subject to a reduction to five (5) years in the event of an initial public offering of the Company prior to the fifth anniversary of this Agreement, unless Executive's employment is terminated prior to the expiration of that term pursuant to the provisions hereof. After the expiration of the term, employment of the Executive shall continue at will until terminated for any reason by either the Executive or the Company upon ninety (90) days prior written notice to the other.

        4. COMPENSATION. As compensation for his services hereunder, the Company will pay Executive the following:

               4.1 BASE SALARY. A Base Salary ("Base Salary") of a minimum of $250,000.00 retroactive to June 1, 1997 per annum payable in monthly installments in accordance with the Company's normal payroll practices. Starting in 1998, the Base Salary shall increase annually as of January 1 by the amount

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        of the increase in the Consumer Price Index (All Urban Consumers) during the previous year, and shall be reviewed annually by the Company's Compensation Committee to determine whether an additional increase is appropriate. Executive's Base Salary shall be subject to reduction (and subsequent restoration) as set out in Section 4.08 of the LLC Agreement.

               4.2 PERFORMANCE BONUS. Executive shall receive a one time bonus of $105,000.00 payable upon Company's closing of the acquisition of its fourth station. Starting in 1998, Executive shall also receive a performance bonus in respect of each fiscal year during the term of this Agreement in an amount up to 50% of his Base Salary in effect at the end of such fiscal year in which the Company achieves between 101% and 130% of its projected earnings before interest, taxes, depreciation and amortization, which projections have been delivered to and accepted by, the Company's Class B Founders as contemplated by the LLC Agreement and the Investment Agreement referred to therein, and adjusted as contemplated in the Investment Agreement for subsequent acquisitions (the "EBITDA Projections"). The bonus shall be awarded on a straightline basis in proportion to the EBITDA actually achieved, e.g. a bonus equal to 1 2/3% of salary for each 1% by which actual EBITDA exceeds EBITDA Projections.

               4.3 MANAGEMENT CARRY. In addition to his Base Salary, performance bonus and additional benefits, Executive shall be entitled to receive a participating interest in distributions of the Company referred to as the Management Carry, which is subject to vesting and divestment, all as governed by and more particularly set out in the LLC Agreement for the Company.

               4.4 ADDITIONAL BENEFITS. During the term of this Agreement, Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any pension, profit sharing, retirement, hospitalization, insurance, medical service or other employee benefit plan generally available to the executives of the Company which may be in effect from time to time during the period of his employment hereunder, it being understood that the Company shall pay the entire costs of any health insurance or disability insurance maintained by the Company for Executive in accordance with Company's policies generally in effect.

               4.5 VACATIONS. Executive shall be entitled to four (4) weeks of paid vacation (in addition to Company-wide holiday periods) annually, two weeks of which may be carried forward to the following year.


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        5.   REIMBURSEMENT.  The  Company  shall  reimburse  Executive  for  all expenses reasonably incurred by him in connection with the performance of his duties hereunder or in the business of the Company.

        6. NON-COMPETITION AND BUSINESS OPPORTUNITIES. Executive is subject to and agrees to be bound by the provisions of Section 9.02 of the LLC Agreement regarding restrictions on competition with the Company and business opportunities which provisions shall be deemed to be incorporated herein by reference as if fully set out.

        7.     TERMINATION.

               (a) The employment relationship of Executive with the Company may be terminated prior to the expiration of the term of this Agreement as contemplated by the provisions of Section 4.09 of the LLC Agreement which shall be deemed to be incorporated herein as if fully set out. In addition, the employment relationship may be terminated upon any sale of the Company or all or substantially all of the Company's assets (a "Company Sale").

               (b) Severance pay shall be payable in connection with the termination of this Agreement as follows:

                      (i) In  the  event  of  early  termination  by  reason  of
               Executive's death or disability, Executive or his estate will be entitled to one year's Base Salary as severance pay, payable in monthly installments in advance.

                      (ii) In the event Executive's  employment is terminated by the Company after the occurrence of a "Sales Event" as that term is defined in the Investment Agreement regarding the Company, he shall be entitled to receive one year's Base Salary as severance pay, payable in monthly installments in advance; provided, however, that in the event that the Executive has breached his FCC Cooperation obligations as set forth in the Investment Agreement, he may be terminated without any severance payment and if he subsequently breaches such FCC cooperation obligations, he shall not thereafter receive any further severance payments.

                      (iii) In the event Executive's employment is terminated by the Company, without Cause, as that term is defined in the LLC Agreement, he shall be entitled to receive severance pay for a period of 18 months, based upon his Base Salary in effect at the time of his termination, payable in monthly installments in advance.

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                      (iv) In the  event  that  the  Executive's  employment  is terminated as a result of his resignation, termination for Cause or a Company Sale, he shall not be entitled to any severance payments.

        8. EXECUTIVE'S REPRESENTATIONS AND WARRANTIES. Executive represents and warrants to the Company that: (i) the Executive has the unfettered right to enter into this Agreement on the terms and subject to the conditions hereof and
(ii) neither the execution and delivery of this Agreement nor the performance by Executive of any of Executive's obligations hereunder constitute or will constitute a violation or breach of or a default under any agreement, arrangement or understanding or any other restriction of any kind to which Executive is a party or by which Executive is bound.

        9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties or any of them. There are no representations, warranties, agreements or understandings other than those expressly contained herein. No termination, alteration, modification, variation or waiver of this Agreement or any of the provisions hereof shall be effective unless in writing and signed by the party against whom enforcement thereof is sought.

        10. NOTICE. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if sent by certified or registered mail, return receipt and postage prepaid, hand delivered, overnight delivery service or sent by telephone facsimile as follows:

                      If to the Company, to it at:

                      Acme Television Holdings, LLC
                      c/o Jamie Kellner
                      Attention: 3701 West Oak Street, BLDG 3R,
                                 Suite 130, Burbank, CA 91505
                      Facsimile No.: (818) 977-6808

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                      If to Executive, to him at:

                      2450 Kiser
                      Tustin, CA 92782

Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under Paragraph 10. The date of the giving of any notice sent by mail shall be the date of the posting of the mail; by any other means of delivery it shall be the date of receipt.

        11. ASSIGNMENT. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive nor Company.

        12. WAIVER. No course of dealing nor any delay on the part of the Company in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

        13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements executed and to be performed entirely therein.

        14. SEVERABILITY. Should any clause, paragraph or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, paragraphs or parts of this Agreement which can be effected without such illegal clause, paragraph or part shall nevertheless remain in full force and effect. If, in the opinion of any court, any clause, paragraph or part of this Agreement is unreasonable or unenforceable, such court shall have the right, power and authority to excise or modify such provisions, or portions thereof, of this Agreement as the court shall find not be reasonable or enforceable and to enforce the remainder of such clause, paragraph or part as so excised or modified.

         15. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, Executive and Executive's heirs and personal representatives.

         16. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

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        IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


                                     ACME TELEVISION HOLDINGS, LLC


                                     By: /s/ Douglas E. Gealy
                                         _____________________________________
                                         President and Chief Operating Officer



                                         /s/ Thomas D. Allen
                                         _____________________________________
                                         Tom Allen



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